CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A1 of our report dated November 2, 2021, relating to the financial statements of WB Burgers Asia, Inc. as of July 31, 2021 and the period from August 30, 2019 (Inception) through July 31, 2020 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

October 11, 2022